                                  SCHEDULE 14A
                                 (Rule 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [ x ]
Check the appropriate box:
Preliminary Proxy Statement []
Confidential, for Use
of the Commission Only (as permitted by Rule 14a-6(e) (2) [  ]
Definitive Proxy Statement [x]
Definitive Additional Materials [  ]
Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                    Yonkers Financial Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     COMMITTEE TO PRESERVE SHAREHOLDER VALUE
--------------------------------------------------------------------------------
(Name of Person (s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X] No fee required
[  ] Fee computed on table below per Exchange Act Rules 14 (a)-6(i) (4) and
     0-11.

         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5) Total Fee Paid:
         -----------------------------------------------------------------------
[  ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[  ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         -----------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         3) Filing Party:

         -----------------------------------------------------------------------
         4) Date Filed:

         -----------------------------------------------------------------------

                          YONKERS FINANCIAL CORPORATION
                                ________________

                         ANNUAL MEETING OF STOCKHOLDERS
                                 January 27, 2000
                               ___________________

                          PROXY STATEMENT OF THE YONKERS
                      FINANCIAL CORPORATION COMMITTEE
                           TO PRESERVE SHAREHOLDER VALUE
                              [OPPOSES THE BOARD OF
              DIRECTORS OF YONKERS FINANCIAL CORPORATION]

This Proxy Statement and GOLD proxy card are being furnished to holders of the common stock (the "Stockholders"), par value $.01 per share (the "Common Stock") of Yonkers Financial Corporation (the "Company") a Delaware Corporation, in connection with the solicitation of proxies (the "Proxy Solicitation") by the Yonkers Financial Corporation Committee to Preserve Shareholder Value (the "Committee"). The Annual Meeting of Stockholders is to be held on January 27, 2000 at -- p.m. Eastern Time, at a site selected by the Company (the "Annual Meeting"). Stockholders who own the Common Stock on November 30, 1999 will be entitled to vote ("Annual Meeting Record Date"). The Company's principal executive offices are located at 6 Executive Plaza, Yonkers, New York 10701.

At the Annual Meeting, the Company will be seeking (i) the election of three Directors for a term of three years each or until their successors have been elected and qualified and (ii) ratification of the appointment of KPMG Peat Marwick, LLP. as independent auditors.

The Committee members own approximately 201,800 shares (8.537%) of the Company's outstanding Common Stock and are soliciting the votes of other Stockholders to elect two out of the three Directors at this year's Annual Meeting. The Committee is soliciting your proxy in support of the election of Lawrence B. Seidman ("Seidman") and Dennis Pollack ("Pollack"), collectively the ("Committee Nominees") to the Company's Board of Directors.

The Committee consists of Seidman and Associates, L.L.C. ("SAL"), a New Jersey Limited Liability Company; Seidman Investment Partnership, L.P.; ("SIP"), a New Jersey Limited Partnership; Seidman Investment Partnership II, L.P.("SIP II"); Kerrimatt, L.P. ("Kerrimatt"); Federal Holdings, LLC ("Federal"); Seidman, individually; and Pollack, individually. This Proxy Statement and GOLD proxy card are being first mailed or furnished to Stockholders on or about December 6, 1999.

The Committee's goal is to preserve shareholder value and it is the opinion of the Committee that one of the best ways to accomplish this goal is through the representation of significant shareholders on the Board of Directors. Through representation on the Board of Directors, the Committee Nominees will attempt to persuade the Board of Directors to: (i) accelerate the Company's share repurchase program; and (ii)retain an investment banker to determine the value of the Company in a sale versus remaining independent.

Remember, your last dated proxy is the only one which counts, so return the GOLD card even if you delivered a prior proxy. We urge you not to return any proxy card sent to you by the Company.

The Committee intends to use this proxy to vote for one person who has been nominated by the Company to serve as a Director, other than William G. Bachop and Donald R. Angelilli, Jr. two of the three Company Nominees. There is no assurance that any of the Company's Nominees will serve as Directors if the Committee's Nominees are elected to the Board.

Each shareholder should ask whether their financial interest will be better served by the Nominees proposed by the Committee since the Committe purchased all of its 201,800 shares, while the Company Nominees did not pay for all their shares and own far less stock than the members of the Committee.

Your vote is important, no matter how many or how few shares you hold. If your shares are held in the name of a brokerage firm, bank, or nominee, only they can vote your shares and only upon receipt of your specific instructions. Accordingly, please return the GOLD proxy card in the envelope provided by your Bank or Broker or contact the person responsible for your account and give instructions for such shares to be voted for the Committee Nominees.

If your shares are registered in more than one name, the GOLD proxy card should be signed by all such persons to ensure that all shares are voted for the Committee's Nominees.

Please refer to the Company's proxy statement for a full description of management's proposals, the securities ownership of the Company, the share vote required to ratify each proposal, information about the Company's Officers and Directors, including compensation, information about the ratification of the appointment of KPMG Peat Marwick, LLP, as independent auditors and the date by which Stockholders must submit proposals for inclusion in the next Annual Meeting.

Holders of record of shares of Common Stock on the Annual Meeting Record Date are urged to submit a proxy even if such shares have been sold after that date. The number of shares of Common Stock outstanding as of the Annual Meeting Record Date is 2,363,739. Each share of Common Stock is entitled to one vote at the Annual Meeting.

If you have any questions or need assistance in voting your shares, please call:

                           Beacon Hill Partners, Inc.
                                 90 Broad Street
                            New York, New York 10004
                         (Call Toll Free (800) 755-5001)

                              THE COMMITTEE'S GOAL:

                        OUR GOAL IS TO MAXIMIZE THE VALUE
                         OF THE COMPANY'S STOCK FOR ALL
                                  STOCKHOLDERS.

The Committee believes its fellow Stockholders have the same goal: to maximize the value of the Company's stock they purchased. The Committee believes that the Company should immediately retain an investment banker to explore a sale of the Company at a premium. Concurrently, the investment banker should also evaluate whether the Company can make in market accretive acquisitions (acquisitions that will add to the earnings per share of the Company within one year). The Company, since going public in April 1996, has not made a single acquisition. The Committee does not believe that the value of the Company's stock can be maximized solely through internal growth, especially through the Company's approach of opening supermarket branches. Notwithstanding whether the Company is an acquirer, or seller, the Company must become more aggressive in repurchasing its shares. If the Company cannot grow through accretive acquisitions, then the goal to maximize value can be accomplished most effectively by selling the Company. The only way the Committee can be assured that its proposals receive appropriate consideration is through Board representation. The Committee has urged management to pursue acquisition/merger discussions with potentially interested commercial banks so the Company could properly compare the economic benefits of an acquisition of other financial institutions to a sale of the Company.

The Company's stock, based upon its closing price of $18.00 is trading at 132% of its September 30, 1999 $13.54 book value and 15 times its September 30, 1999 diluted earnings per share. Unless the Company can do an accretive acquisition, in the opinion of the Committee, a sale of the Company at this time may be more beneficial than the Company remaining an independent financial institution, especially because of the Company's low equity to asset ratio, (approximately 7%) and its low current annualized earnings per share multiple. These facts are supported by the following chart, which reflects the price to book value, equity to asset ratio and price to earnings multiple paid in connection with the below listof mergers:(The Skaneateles Bancorp transaction is the closest comparable to the Company.)

                    1999 COMPLETED NEW YORK THRIFT MERGERS

DATE           TARGET/                   TOTAL    FINAL DEAL PRICE        EQUITY
COMPLETED      ACQUIRER                  ASSETS      DIVIDED BY            TO
                                                  Book        LTM         ASSET
                                                  Value(%)  EPS (X)       RATIO
-------------------------------------------------------------------------------
9/03/99    SFS Bancorp Inc.              179.1M   128         14.2        13.25
           Hudson River Bancorp          873.0B

7/01/99    Skaneateles Bancorp           272.9M   198         25.2         6.98
           BSB Bancorp                     2.0B

                          1999 ANNOUNCED NEW YORK THRIFT MERGERS

DATE           TARGET/                   TOTAL  AT ANNOUNCEMENT OFFER     EQUITY
ANNOUNCED      ACQUIRER                  ASSETS      DIVIDED BY            TO
                                                  Book        LTM         ASSET
                                                  Value(%)  EPS (X)       RATIO
------------------------------------------------------------------------------


8/30/99    Albion Banc Corp              78.0M    183          40.4       8.26
           Niagara Bancorp                1.6B

8/16/99    JSB Financial Inc.             1.6B    154          13.8      23.14
           North Fork Bancorp.           11.9B

8/30/99    Reliance Bancorp, Inc.         2.4B    199          16.9       7.0
           North Fork Bancorp.           11.9B


If a sale of the Company is not possible at a satisfactory price, the Committee Nominees, if elected, will work to increase the Company's earnings, earnings per share, earning assets and deposits and will strongly recommend that the Company aggressively pursue its stock repurchase program. The Board of Directors of the Company would have to determine a satisfactory price which could be either all cash or a combination of cash and stock. To accomplish the Committee's goal, Pollack and Seidman, if elected, will need the cooperation of two of the other Directors.

When you return the Committee's proxy card you are voting for Seidman and Pollack and one of the three Company Nominees. However, since the Committee is only running two Nominees for the three Board of Director seats, if the two Committee Nominees are elected, one of the Company Nominees who receives the highest number of shares will also be elected.

                            THEREFORE A VOTE FOR THE
                          COMMITTEE NOMINEES IS A VOTE
                             TO START THE PROCESS TO
                         ACCELERATE THE SHARE REPURCHASE
                            PROGRAM, ATTEMPT TO DO AN
                            ACCRETIVE ACQUISITION AND
                              IF NOT POSSIBLE SELL
                            THE COMPANY FOR A PREMIUM
                          PRICE WHICH IS OPPOSED BY THE
                          PRESENT BOARD AND MANAGEMENT

Each Stockholder should be aware that the present election is only to elect Directors to the Board of Directors of the Company and has nothing to do with the election of Directors to the Yonkers Savings and Loan Association, FA (the "Association"), the wholly owned banking subsidiary of the Company. The present Directors of the Company, even if Seidman and Pollack win this election, will still be able to appoint the Board of Directors of the Association, including any of the present three Company Nominees, even if they lose the election.

The Committee bases its position that the Board of Directors and Management of the Company oppose a sale upon a statement to Seidman by the President of the Company. Specifically, the President has told Mr. Seidman on several occasions that he would be willing to meet with possible acquirers, but at the present time the Board is not interested in selling the Company.

Mr. Seidman, on several occasions, has requested to meet with the Company's Board, but each time his request has been rejected.

                            THE COMPANY'S STOCK PRICE

The Committee began purchasing the Company's stock on March 5, 1999 when the price of the stock was $15.00. The Committee filed its Schedule 13D on May 3, 1999, disclosing the ownership of 142,100 shares or 5.21% of the outstanding shares. On May 3, 1999, the Company's closing stock price was $16.25. From May 3, 1999 to December 1, 1999; the stock price has increased to approximately $18.00 or 11.6%.

                     MR. SEIDMAN'S PAST HISTORY OF PROMOTING
                      THE MAXIMIZATION OF SHAREHOLDER VALUE

Mr. Seidman recently has been involved in proxy contests with three separate companies, Wayne Bancorp, Inc. ("WYNE"), IBS Financial Corp.("IBSF") and South Jersey Financial Corp. ("SJFC") seeking to maximize shareholder value by a sale of the respective companies. WYNE and IBSF were sold at significant premiums to their book value and earnings, as shown by the following chart:

                                                       Announced
                                                       Multiples [X]
Seller                   Buyer                         Book Value %  LTM EPS [X]
--------------------------------------------------------------------------------
Wayne Bancorp, Inc.      Valley National Bancorp       2.00           31.7
IBS Financial Corp.      Hudson United Bancorp.        1.76           38.0.


Mr. Seidman, as a representative for others, including some of the committee members, won a proxy contest against South Jersey Financial Corporation ("SJFC") and caused two directors, out of the three directors up for election, to be elected to the SJFC Board. Mr. Seidman and Richard Baer presently are members of the SJFC Board.

In addition, Mr. Seidman filed a Schedule 13D disclosing a plan to maximize shareholder value through a sale of 1st Bergen Bancorp, Inc. ("FBER") and Eagle BancGroup, Inc. ("EGLB"). both institutions were sold shortly after the respective announcement. FBER was sold to Kearney Savings Bank for 146 % of book value and 34.4 times earnings. EGLB was sold to First Bussey Corporation for 1.36% of book value and 33 times earnings. These companies were sold at a significant premium to book value and earnings and its prevailing stock price. There is no guarantee that the Company can be sold for a premium equal to or greater than the premium paid for the other companies mentioned in this proxy statement.

On February 25, 1999, Mr. Seidman, as a representative for others, including some of the Committee Members, entered into an Agreement with CNYF Financial Corporation ("CNYF"), wherein CNYF agreed to increase the size of its Board of Directors by one and to add Seidman as a Director. Mr. Seidman and the Members of the Committee involved agreed to certain restrictions. The material restrictions in this Agreement established the following undertakings: (i) to not acquire more than 9.9% of the outstanding CNYF stock before its year 2,000 Annual Meeting; (ii) to vote for the CNYF stock option and restricted stock plan and amendments thereto; (iii) to not solicit proxies or submit proposals prior to the year 2000 Annual Meeting; (iv) to vote all shares in favor of Seidman and the two (2) Board Nominees at the 1999 Annual Meeting; and (v) not to do anything indirectly that it could not do directly. Mr. Seidman voted his shares in support of CNYF stock based compensation plans and he became a director of CNYF. Mr. Seidman agreed to the restrictions because it was his opinion that the CNYF directors and management were focused on maximizing shareholder value, and the Agreement would accelerate the accomplishment of this goal. Mr. Seidman is still a director of CNYF.

                             ELECTION OF SEIDMAN AND
                               POLLACK AS DIRECTORS

Lawrence Seidman is 52 years old and his address is 19 Veteri Place, Wayne, NJ 07470. Since March 10, 1999, Mr. Seidman has been the President, General Counsel and a Director of Menlo Acquisition Corporation. Mr. Seidman is also Manager of Seidman & Associates, L.L.C., President of Veteri Place Corp., the sole General Partner of Seidman Investment Partnership, LP, Seidman Investment Partnership II, LP, Manager, of Federal Holdings, L.L.C. and business consultant to certain partnerships and individuals, including, but not limited to, Kerrimatt, LP. He is also a director of CNYF and SJFC and their respective bank subsidiaries.

Dennis Pollack("Pollack"), 49 years old, since December 1, 1996, has been the Managing Director of Pegasus Funding Group based in Newton Square, Pennsylvania, an asset based lender. From April 1996 to December 1998 was President, Chief Executive Officer and a Member of the Board of Directors of the Connecticut Bank of Commerce. Since October 1998 has been a consultant to Valley National Bank of Wayne, New Jersey and since December 1998 has been a consultant to the Connecticut Bank of Commerce. From January 1995 to March 1996, he was Regional Vice President and National Director of Bank Consulting of Axiom Management Consulting, a management consulting firm that provides specialized business processing reengineering services. From April 1995 to December 1995, he was a Regional President of First Fidelity Bank New York. From March 1988 to April 1995, he was the President, Chief Executive Officer and a Member of the Board of Directors of the Savings Bank of Rockland County. The Savings Bank of Rockland County was purchased by First Fidelity Bank. Mr. Pollack is the Chairman of the Salvation Army Board - Rockland County, New York and was previously on the
Executive Committee for Good Samaritan Hospital and the Citizens Advisory Committee for the Helen Hayes Hospital.

The members of the Committee have agreed to act in concert; however, they have expressly reserved the right to terminate their agreement to act in concert.

During the last ten (10) years: (i) none of the Committee members has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) none of the Committee Members, has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree, or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws, or finding any violation with respect to such laws; (iii) the Committee Members, other than SIPII, Kerrimatt and Pollack, were parties to a civil proceeding which ultimately mandated activities that were subject to federal securities laws. Specifically, a civil action was filed by IBSF, during the proxy contest with certain members of the Committee, in the U.S. District Court. [This litigation named the Members of the Committee, as Defendants; except, SIPII, Kerrimatt and Pollack.] The claim was made that three members on the Committee did not make all of the disclosures required by the Securities Exchange Act of 1934. The District Court entered a Judgment dismissing the claims made by IBSF. The Third Circuit Court of Appeals reversed in part, and remanded the matter, determining that two (2) additional disclosures should have been made. Pending the remand, an Amended Schedule 13D was filed making additional disclosures with regard to Seidcal Associates and Kevin Moore concerning the background, biographical and employment, information on Brant Cali of Seidcal and Kevin Moore of Federal. Thereafter, the District Court entered a Judgment After Remand which directed the inclusion of these disclosures in the Schedule 13D.

None of the Committee members is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the registrant, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. In addition none of the Committee members or any associates of the Committee members have any arrangement or understanding with any person (a) with respect to any future employment by the Company or its affiliates; or (b) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Mr. Seidman is the manager of SAL and Federal, and is the President of the Corporate General Partner of SIP and SIPII and the investment manager for Kerrimatt; and, in that capacity, Mr. Seidman has the authority to cause those entities to acquire, hold, trade, and vote these securities. SAL, SIP, SIP II, Kerrimatt and Federal were all created to acquire, hold, and sell publicly-traded securities. None of these entities was formed to solely acquire, hold, and sell the Company's securities. Each of these entities owns securities issued by one or more companies other than the Company. The members and limited partners in SIP, SIP II, SAL, Kerrimatt and Federal are all passive investors, who do not - and cannot - directly, or indirectly, participate in the management of these entities, including without limitation proxy contests. Seidman's compensation is, in part, dependent upon the profitability of the operations of these entities, but no provision is made to compensate Seidman solely based upon the profits resulting from transactions from the Company's securities.

On November 8, 1995, the acting Director of the Office of Thrift Supervision ("OTS") issued a Cease and Desist Order against Seidman ("C & D"), after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. (See Note 1 of Appendix A.)

The voting power over the Company's securities is not subject to any contingencies beyond standard provisions for entities of this nature (i.e., limited partnerships and limited liability companies) which govern the replacement of a manager or a general partner.

Additional  Information concerning the Committee is set forth in Appendices
A and B hereto. Each of the individuals listed on Appendix A attached hereto is a citizen of the United States.

                                    AUDITORS
The Committee has no objection to the ratification of the appointment of KPMG Peat Marwick, LLP, as independent accountants for the Company for the fiscal year ending September 30, 2000.

                             SOLICITATION; EXPENSES

Proxies may be solicited by the Committee by mail, advertisement, telephone, facsimile, telegraph, and personal solicitation. Phone calls will be made to individual shareholders by Pollack, Seidman and employees of Beacon Hill Partners, Inc. Pollack, and Seidman will be principally responsible to solicit proxies for the Committee and certain of their employees will perform secretarial work in connection with the solicitation of proxies, for which no additional compensation will be paid. Banks, brokerage houses, and other custodians, nominees, and fiduciaries will be requested to forward the Committee's solicitation material to their customers for whom they hold shares and the Committee will reimburse them for their reasonable out-of-pocket expenses.

The Committee has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies and for related services. The Committee will pay Beacon Hill Partners, Inc. a fee of up to $15,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses. In addition, the Committee has also agreed to indemnify Beacon Hill Partners, Inc. against certain liabilities and expenses, including liabilities and expenses under the federal securities laws. The Securities and Exchange Commission deems such an indemnification to be against public policy. Approximately six (6) persons will be used by Beacon Hill Partners, Inc. in its solicitation efforts.

The entire expense of preparing, assembling, printing, and mailing this Proxy Statement and related materials and the cost of soliciting proxies will be borne by Seidman, SAL, SIP and SIP II.

Although no precise estimate can be made at the present time, the Committee currently estimates that the total expenditures relating to the Proxy Solicitation incurred by the Committee will be approximately $40,000 of which $7,500 has been incurred to date. The Committee intends to seek reimbursement from the Company for those expenses incurred by the Committee, if the Committee's Nominees are elected, but does not intend to submit the question of such reimbursement to a vote of the Stockholders.

For the proxy solicited hereby to be voted, the enclosed GOLD proxy card must be signed, dated, and returned to the Committee, c/o Beacon Hill Partners, Inc., in the enclosed envelope in time to be voted at the Annual Meeting. If you wish to vote for the Committee position, you must submit the enclosed GOLD proxy card and must NOT submit the Company's proxy card. If you have already returned the Company's proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed GOLD proxy card. ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE ANNUAL MEETING. Execution of a GOLD proxy card will not affect your right to attend the Annual Meeting and to vote in person. Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) filing with the Secretary of the Company a later dated written revocation; (ii) submitting a duly executed proxy bearing a later date to the Committee; or (iii) attending and voting at the Annual Meeting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

Shares of Common Stock represented by a valid, unrevoked GOLD proxy card will be voted as specified. You may vote for the Committee's position or withhold authority to vote for the Committee's position by marking the proper box on the
GOLD  proxy  card.   Shares   represented  by  a  GOLD  proxy  card  where  no
specification has been made will be voted for the two Committee Nominees and for KPMG Peat Marwick LLP, as auditors.

Except as set forth in this Proxy Statement, the Committee is not aware of any other matter to be considered at the Annual Meeting. The persons named as proxies on the enclosed GOLD proxy card will, however, have discretionary voting authority as such proxies regarding any other business that may properly come before the Annual Meeting.

If your shares are held in the name of a brokerage firm, bank, or nominee, only they can vote such shares and only upon receipt of your specific instructions. Accordingly, please return the proxy in the envelope provided to you or contact the person responsible for your account and instruct that person to execute on your behalf the GOLD proxy card.

Only holders of record of Common Stock on the Annual Meeting Record Date will be entitled to vote at the Annual Meeting. If you are a Stockholder of record on the Annual Meeting Record Date, you will retain the voting rights in connection with the Annual Meeting even if you sell such shares after the Annual Meeting Record Date. Accordingly, it is important that you vote the shares of Common Stock held by you on the Annual Meeting Record Date, or grant a proxy to vote such shares on the GOLD proxy card, even if you sell such shares after such date.

The Committee believes that it is in your best interest to elect the Committee's Nominees as Directors at the Annual Meeting. THE COMMITTEE STRONGLY RECOMMENDS A VOTE FOR THE COMMITTEE NOMINEES AND FOR THE PROPOSED AUDITORS.

 THE YONKERS FINANCIAL CORPORATION COMMITTEE TO PRESERVE SHAREHOLDER VALUE.




                              I M P O R T A N T !!!

If your shares are held in "Street Name" only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please return the proxy provided to you or contact the person responsible for your account and instruct them to vote for the Committee's Nominees on the GOLD proxy card.

If you have any questions, or need further assistance, please call Lawrence Seidman at 973-560-1400, Extension 108, or Dennis Pollack at (201) 930-1428, or our proxy solicitor: Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004, at 800-755-5001.

                                   APPENDIX A

                      THE COMMITTEE TO MAXIMIZE SHAREHOLDER
                             VALUE AND ITS NOMINEES

The participants who comprise the Committee own in the aggregate 195,300 shares of Common Stock, representing approximately 8.262% of the shares outstanding and are as follows:

Seidman and Associates, L.L.C. ("SAL"), is a New Jersey limited liability company, organized to invest in securities, whose principal and executive offices are located at 19 Veteri Place, Wayne, New Jersey 07470. Lawrence Seidman is the Manager of SAL and has sole investment discretion and voting authority with respect to such securities.

Seidman Investment Partnership, L.P. ("SIP"), is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIP and Lawrence Seidman is the only shareholder director and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

Seidman Investment Partnership II, L.P. ("SIPII"), is a New Jersey limited partnership, whose principal and executive offices are located at 19 Veteri Place, Wayne, NJ 07470. Veteri Place Corporation is the sole General Partner of SIPII and Lawrence Seidman is the only shareholder director and officer of Veteri Place Corporation. Seidman has sole investment discretion and voting authority with respect to such securities.

Kerrimatt, LP (Kerrimatt), is a limited partnership formed, in part, to invest in stock of public companies whose principal and executive offices are located at 80 Main Street, West Orange, New Jersey 07052. Lawrence Seidman has the sole investment discretion and voting authority with respect to such securities until May 2000.

Federal Holdings L.L.C. ("Federal"), is a New York limited liability company, organized to invest in securities, whose principal and executive offices are located at One Rockefeller Plaza, 31st Floor, New York, NY 10020. Lawrence B. Seidman is the Manager of Federal and has sole investment discretion and voting authority with respect to such securities.

Seidman is a private investor, with discretion over certain client accounts and is the Manager of Federal and SAL, and the President of the Corporate General Partner of SIP and SIP II and the investment manager of Kerrimatt. See Footnote No. 1 below for information concerning regulatory action.

Pollack is a private investor.

         Name            Business Address       # of shares of
                                                 common stock
                                               beneficially owned   % of Class

Seidman and Associates    100 Misty Lane              61,000            2.580
L.L.C. (SAL)              Parsippany, NJ 07054

Seidman Investment         19 Veteri Place            26,900            1.138
Partnership, L.P. (SIP)    Wayne, NJ 07470

Seidman Investment         19 Veteri Place            45,400            1.920
Partnership II, L.P.       Wayne, NJ 07470
(SIPII)

Kerrimatt, LP              80 Main St.                33,200            1.404
                           West Orange, NJ 07052

Federal Holdings, LLC      One Rockefeller Plaza      31,700            1.341
                           New York, NY 10020

Lawrence B. Seidman        100 Misty Lane             199,200           8.427
Individually (1)           Parsippany, NJ 07054

Dennis Pollack,            47 Blueberry Drive          2,600             .109
Individually(3)            Woodcliff Lake, NJ 07675


______________________________________
(1) Seidman owns 1,000 shares of common stock directly, but may be deemed to have sole voting power and dispositive power as to 189,700 shares beneficially owned by SIP, SIP II, SAL, Kerrimatt and Federal. On November 8, 1995, the acting director of the Office of Thrift Supervision (OTS) issued a Cease and Desist Order against Seidman ("C & D") after finding that Seidman recklessly engaged in unsafe and unsound practices in the business of an insured institution. The C & D actions complained of were Seidman's allegedly obstructing an OTS investigation. The C & D ordered him to cease and desist from
(i) any attempts to hinder the OTS in the discharge of its regulatory responsibilities, including the conduct of any OTS examination or investigation; and (ii) any attempts to induce any person to withhold material information from the OTS related to the performance of its regulatory responsibilities. The Order also provides that for a period of no less than three (3) years if Seidman becomes an institution-affiliated party of any insured depository institution subject to the jurisdiction of the OTS, to the extent that his responsibilities include the preparation or review of any reports, documents, or other information that would be submitted or reviewed by the OTS in the discharge of its regulatory functions, all such reports, documents, and other information shall, prior to submission to, or review by the OTS, be independently reviewed by the Board of Directors or a duly appointed committee of the Board to ensure that all material information and facts have been fully and adequately disclosed. In addition, a civil money penalty in the amount of $20,812 was assessed.

APPENDIX B

SEIDMAN & ASSOCIATES LLC
                             3599    15.06              75,312.00         5,000
                            31199    14.94              79,169.00         5,300
                            32399    14.96              59,854.00         4,000
                            32399    14.96              59,584.00         4,000
                             4599    14.94              37,344.00         2,500
                             4599    14.94              42,572.00         2,850
                             4899    14.94              74,687.00         5,000
                             4899    14.90              55,860.00         3,750
                            41299    14.56              23,300.00         1,600
                            42199    15.06             150,625.00        10,000
                            92799    18.32              91,562.50         5,000
                            92999    18.13              54,375.00         3,000
                            10699    17.81              44,531.25         2,500
                           102299    17.94              62,781.25         3,500
                           111299    17.94              53,812.50         3,000

--------------------------------------------------------------------------------
SUB-TOTAL                                              965,369.50        61,000

SEIDMAN INVEST. PARTNERSHIP, LP
                             4999    14.69             146,875.00        10,000
                             4999    14.69              73,437.00         5,000
                            41299    14.56              49,512.00         3,400
                            42399    14.93              29,875.00         2,000
                            92799    18.33              36,625.00         2,000
                           112299    17.63              44,843.75         2,500
                           113099    17.93              35,875.00         2,000

--------------------------------------------------------------------------------

SUB-TOTAL                                              336,324.00        26,900

LAWRENCE B. SEIDMAN
                            91599    18.50              18,500.00         1,000






--------------------------------------------------------------------------------
SUB-TOTAL                                               18,500.00         1,000


KERRIMATT, LP
                            31199    14.94              79,169.00         5,300
                            32399    14.96              59,854.00         4,000
                             4599    14.94              42,572.00         2,850
                             4899    14.90              55,860.00         3,750
                            41299    14.56              36,406.00         2,500
                            42199    15.06              37,656.00         2,500
                            92799    18.32              45,781.25          2500
                           102199    17.93             113,006.25          6300
                           102999    17.94              62,781.25         3,500

--------------------------------------------------------------------------------
SUB-TOTAL                                              533,085.75        33,200

FEDERAL HOLDINGS LLC
                            31199    14.94              74,687.00         5,000
                            32399    14.87              74,375.00         5,000
                             4599    14.94              32,116.00         2,150
                             4899     14.9              55,860.00         3,750
                             4999    14.69              36,719.00         2,500
                            42199    15.06              37,656.00         2,500
                            92799    18.32              45,781.25         2,500
                           102199    17.93             113,006.25         6,300
                           112999    17.93              35,875.00         2,000
                           113099    17.93              35,875.00         2,000

--------------------------------------------------------------------------------
SUB-TOTAL                                              470,200.50        31,700

SEIDMAN INVEST. PARTNERSHIP II, LP
                            31199    14.94              74,687.00         5,000
                            32299    15.00              75,000.00         5,000
                             4599    14.94              32,116.00         2,150
                             4899    14.90              55,860.00         3,750
                             4999    14.69              36,719.00         2,500
                            42199    14.81              44,437.00         3,000
                            42199    15.06             112,969.00         7,500
                            42399    14.94              29,875.00         2,000
                            42799    15.18              75,937.50         5,000
                            52599    16.19              33,625.00         2,000
                           102199    17.93              71,750.00         4,000
                           102999    17.94              62,781.25         3,500

--------------------------------------------------------------------------------
SUB-TOTAL                                              705,756.75        45,400

DENNIS POLLACK
                            83099    18.63              22,505.25         1,200
                            83099    18.63              26,255.25         1,400



--------------------------------------------------------------------------------

SUB-TOTAL                                               48,760.50         2,600


                                 TOTAL               3,077,997.00       201,800

                                    P R O X Y

THIS PROXY IS SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF YONKERS FINANCIAL CORPORATION BY YONKERS FINANCIAL CORPORATION COMMITTEE TO PRESERVE SHAREHOLDER VALUE.


                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Lawrence B. Seidman or Dennis Pollack with full power of substitution, as Proxy for the undersigned, to vote all shares of common stock, par value $.01 per share of Yonkers Financial Corporation, (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on January 27, 1999, at 6:00 p.m. (local time) or any adjournment(s) or postponement(s) thereof (the "Meeting"), as follows:

1. ELECTION OF DIRECTORS - To elect LAWRENCE B. SEIDMAN and DENNIS POLLACK

             -- FOR                                 -- WITHHOLD

To withhold authority to vote for the election of any nominee(s), write the name(s) of such nominees in the following space:(You can withhold authority for either Lawrence B. Seidman or Dennis Pollack, jointly or individually by writing one or both names in the following space or withholding authority for both by placing an X next to Withhold.)

The Committee intends to use this proxy to vote for persons who have been nominated by the Company to serve as Directors, other than the Company Nominees listed below. You may withhold authority to vote for one or more additional Company Nominees, by writing the name of the Nominee(s) below. You should refer to the proxy statement and form of proxy distributed by the Company for the names, background, qualifications, and other information concerning the Company's Nominees.

There is no assurance that any of the Company's Nominees will serve as Directors if the Committee Nominees are elected to the Board.

The Committee is NOT seeking authority to vote for and will NOT exercise any such authority for William G. Bachoop, Jr. and Donld R. Angelilli.

2. APPOINTMENT OF KPMG Peat Marwick, LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999:

                    For ___ Against ___ Abstain __

 IMPORTANT:  PLEASE SIGN AND DATE ON THE REVERSE SIDE.


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder. Unless otherwise specified, this proxy will be voted "FOR" the election of the Committee's Nominees as Directors and "FOR" the appointment of KPMG Peat Marwick LLP, the independent accountants. This proxy revokes all prior proxies given by the undersigned.

In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, as provided in the proxy statement provided herewith.

Please sign exactly as your name appears hereon or on your proxy cards previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by the President or other duly authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy card votes all shares held in all capacities.

                                       Dated:___________________________________

                                       _________________________________________
                                                                     (Signature)
                                       _________________________________________
                                                    (Signature, if jointly held)

                                     Title: ____________________________________


 PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD TODAY.